Exhibit 10.3

THE SHARES RECEIVED PURSUANT TO THIS STOCK OPTION SHALL BE SUBJECT TO THE RIGHTS, RESTRICTIONS, AND OBLIGATIONS APPLICABLE TO SUCH SECURITIES, ALL AS PROVIDED IN THE SHAREHOLDERS AGREEMENT DATED AS OF JUNE 12, 2006 BETWEEN THE COMPANY AND ITS SHAREHOLDERS, AS AMENDED AND IN EFFECT FROM TIME TO TIME (THE “SHAREHOLDERS AGREEMENT”).

Performance Stock Option

Granted Under

Cellu Parent Corporation

2006 Stock Option and Restricted Stock Plan

1.                                      Grant of Option.

This certificate evidences an performance stock option (this “Stock Option”) granted by Cellu Parent Corporation, a Delaware corporation (the “Company”), on April 13, 2009, to Russell C. Taylor, an employee of the Company or its subsidiaries (the “Participant”) pursuant to the Company’s 2006 Stock Option and Restricted Stock Plan (as from time to time in effect, the “Plan”).  Under this Stock Option, the Participant or the Participant’s permitted transferee may purchase, in whole or in part, on the terms herein provided, up to 574 shares of common stock of the Company (the “Shares”), (the exact number of shares to be determined according to the cash return conditions set forth below) at $883.27 per Share, which is not less than the fair market value of the Shares on the date of grant.  The latest date on which this Stock Option, or any part thereof, may be exercised is April 13, 2019 (the “Final Exercise Date”).  The Stock Option evidenced by this certificate is intended to be an incentive stock option as defined in section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

This Stock Option is exercisable in the following circumstances prior to the Final Exercise Date:

(a)          270 shares may be earned and vest if the majority owner, Weston Presidio, realizes a return of 2.5 times its total cash investment in the Company (as determined by the amount of its investment as of April 13, 2009) at the time of a sale or any other transfer for value, which also shall include the earning and vesting of a pro rata percentage in the event of sale or any transfer for value of less than all its ownership for a 2.5 times multiple; and

(b)         an additional 81 shares (for a total of 351 shares) may be earned and vest if the majority owner, Weston Presidio, realizes a return of 2.75 times its total cash investment in the Company (as determined by the amount of its investment as of April 13, 2009) at the time of a sale or any other transfer for value, which also shall include the earning and vesting of a pro rata percentage in the event of sale or any transfer for value of less than all its ownership for a 2.75 times multiple; and

(c)          an additional 61 shares (for a total of 412 shares) may be earned and vest if the majority owner, Weston Presidio, realizes a return of 3.00 times its total cash investment in the Company (as determined by the amount of its investment as of April 13, 2009) at the time of a sale or any other transfer for value, which also shall include the earning and vesting of a pro rata percentage in the event of sale or any transfer for value of less than all its ownership for a 3.00 times multiple; and

(d)         an additional 81 shares (for a total of 493 shares) may be earned and vest if the majority owner, Weston Presidio, realizes a return of 3.25 times its total cash investment in the Company (as determined by the amount of its investment as of April 13, 2009) at the time of a sale or any other transfer for value, which also shall include the earning and vesting of a pro rata percentage in the event of sale or any transfer for value of less than all its ownership for a 3.25 times multiple; and

(e)          an additional 81 shares (for a total of 574 shares) may be earned and vest if the majority owner, Weston Presidio, realizes a return of 3.5 times its total cash investment in the Company (as determined by the amount of its investment as of April 13, 2009) at the time of a sale or any other transfer for value, which also shall include the earning and vesting of a pro rata percentage in the event of sale or any transfer for value of less than all its ownership for a 3.5 times multiple.

Notwithstanding the foregoing, upon termination of the Participant’s Employment, any portion of this Stock Option that is not then exercisable shall immediately expire and the remainder of this Stock Option shall remain exercisable for a period equal to the lesser of (1) thirty days (30) or (2) the period ending on the latest date this Stock Option could have been exercised without regard to clause (1), and shall then expire and terminate; provided, that if the Administrator in its sole discretion determines that such cessation of the Participant’s Employment has resulted for reasons which constitute cause for termination of employment, this entire Stock Option shall expire and terminate immediately upon termination of Employment and no portion thereof shall thereafter remain exercisable; further provided, that any portion of this Stock Option that is outstanding immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for a period equal to the lesser of (1) one year following the Participant’s death or (2) the period ending on the latest date this Stock Option could have been exercised without regard to clause (1), and shall then expire and terminate; and further provided, that in no event shall any portion of this Stock Option be exercisable after the Final Exercise Date.

For purposes of this Stock Option, cause for termination shall be defined as (i) the Participant’s repeated and willful refusal or failure (other than during periods of illness, disability or vacation) to perform the Participant’s duties hereunder or under any lawful directive of the Board; (ii) the Participant’s willful misconduct or gross neglect in the performance of the Participant’s duties hereunder which in either case is materially injurious to the Company or any of its Subsidiaries, monetarily or otherwise; (iii) the conviction of the Participant of any felony or any other crime involving dishonesty or moral turpitude or the Participant’s pleading guilty to any felony, other than motor vehicle offenses, or any other crime involving dishonesty or moral turpitude; (iv) the commission of fraud, embezzlement, theft or other dishonesty by the Participant with respect to the Company or any of its Affiliates; (v) any other conduct that involves a breach of fiduciary obligation on the part of the Participant or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates; or (vi) a previous employer of Participant shall commence against Participant and/or Company an action, suit, proceeding or demand arising from an alleged violation of a non-competition or other similar agreement between Participant and such previous employer.

No act, or failure to act, on the Participant’s part, will be considered “willful” unless done or omitted to be done by Participant not in good faith and without a reasonable belief that the Participant’s action or omission was in furtherance of the Company’s business.

2.                                      Exercise of Stock Option.

Each election to exercise this Stock Option shall be in writing, signed by the Participant or the Participant’s permitted transferee (the “Option Holder”), and received by the Company at its principal office, accompanied by this certificate and payment in full as provided in the Plan.  Subject to the further terms and conditions provided in the Plan, the purchase price may be paid as follows:  (i) by delivery of cash or check acceptable to the Administrator; (ii) upon and following an initial public offering of the Company, through a broker-assisted exercise program acceptable to the Administrator; (iii) if so permitted by the Administrator, through the delivery of Shares that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price); (iv) if so permitted by the Administrator, by delivery to the Company of a promissory note of the person exercising this Stock Option, payable on such terms as are specified by the Administrator; or (v) through any combination of the foregoing.  In the event that this Stock Option is exercised by an Option Holder other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Stock Option.

3.                                      Restrictions on Transfer of Shares.

The granting of this Stock Option and the issuance of Shares received under this Stock Option shall be subject to the Plan and the Shareholders Agreement, and the issuance of this Award shall be conditional upon the execution and delivery by the undersigned of the Shareholders Agreement.  Any Shares received under this Award shall be subject to the rights, restrictions and obligations applicable to options and shares of Stock of the Company as provided from time to time in such Shareholders Agreement.

If at the time this Stock Option is exercised the Company or any of its stockholders is a party to any other agreement restricting the transfer of any outstanding shares of the Company’s common stock, the Administrator may provide that this Stock Option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Administrator).

4.                                      Withholding; Agreement to Provide Security.

If at the time this Stock Option is exercised the Company determines that under applicable law and regulations it could be liable for the withholding of any federal or state tax upon exercise or with respect to a disposition of any Shares acquired upon exercise of this Stock Option, this Stock Option may not be exercised unless the person exercising this Stock Option remits to the Company any amounts determined by the Company to be required to be withheld (or makes other arrangements satisfactory to the Company for the payment of such taxes).

5.                                      Nontransferability of Stock Option.

This Stock Option is not transferable by the Participant otherwise than by will or the laws of descent and distribution and is exercisable during the Participant’s lifetime only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

6.                                      Provisions of the Plan.

This Stock Option is subject to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the date of the grant of this Stock Option has been furnished to the Participant.  By exercising all or any part of this Stock Option, the Participant agrees to be bound by the terms of the Plan and this certificate.  All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

CELLU PARENT CORPORATION

	By:	/s/ Sean Honey
Name: Sean Honey
Title: President

Dated: April 13, 2009

Acknowledged:

/s/ Russell C. Taylor
Russell C. Taylor

Dated: April 17, 2009